EXHIBIT 99.1

Release: October 4, 2018

CP reports preliminary Q3 results, raises 2018 guidance and outlines strategy for driving sustainable, profitable growth at the Company’s Investor Day

Calgary, AB – As part of its 2018 Investor Day, Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) (“CP” or the “Company”) today reported preliminary third-quarter results, updated its 2018 guidance and unveiled the next phase of its long-term strategy, focused on driving sustainable, profitable growth.
CP reports preliminary third-quarter results
•	Revenues are estimated to grow by 19 percent to an all-time record high of approximately $1.9 billion
•	Operating ratio is expected to be sub-58.5 percent
•	Reported diluted earnings per share (EPS) is expected to be approximately $4.35 and adjusted diluted EPS is expected to be approximately $4.10, the highest in the Company’s history.

CP raises full-year guidance

Due to a record-setting third quarter and a strong outlook for the remainder of the year, CP is also raising its 2018 full-year guidance. The Company now expects adjusted diluted EPS to grow in excess of 20 percent, increased from earlier guidance of low-double digit growth. [1]
CP outlines strategy for sustainable, profitable growth at 2018 Investor Day
At Investor Day, hosted at CP’s Ogden campus in Calgary, President and Chief Executive Officer Keith Creel will outline for investors the Company’s multi-year strategy to deliver superior service and financial results.
“Simply put, we have rebuilt the engine at CP and are leveraging the strengths of our franchise to drive growth,” Creel said. “Our continued success comes from our commitment to the precision scheduled railroading model, our deep bench of industry-leading railroaders, a disciplined approach to capital investment, network capacity and a focus on sustainable growth.”
Financial targets for 2018-2020:
•	Volume compound annual growth rate (CAGR) of mid-single digits, measured in Revenue Ton-Miles (RTMs)
•	Double-digit CAGR in adjusted diluted EPS
•	Continued margin improvement through cost control and operating leverage
•	Capital expenditures of approximately $1.6 billion per year

Mr. Creel said CP’s growth strategy is built on its foundations, people and network strengths.

“Our family of nearly 13,000 CP railroaders is proud to safely and efficiently deliver for our customers, communities and the broader supply chain. We remain committed to the foundations of precision scheduled railroading – across all aspects of the Company, and with the rigor the model demands for long-term success.”

Key assumptions for 2018-2020 targets
•	Exchange rate of 1.30 CAD/USD
•	On-Highway Diesel price of $3.20 USD/US gallon
•	Pension income consistent with 2018
•	Annualized effective tax rate of approximately 25%, excluding discrete items such as foreign-exchange gains or losses on U.S. dollar-denominated debt and any effects of changes in tax rates

For information regarding non-GAAP measures, including reconciliations to the nearest GAAP measures, see Non-GAAP Measures below.
CP will webcast presentations from today’s Investor Day session starting with opening remarks at 8:00 a.m. mountain time. We encourage you to access the webcast and presentation material at www.cpinvestorday.ca. Presentation material will be available on the website at approximately 7:00 a.m. mountain time.
 [1] CP’s expectations for adjusted diluted EPS growth in 2018 are based on adjusted diluted EPS of $11.39 in 2017. CP expects approximately $50 million of gains from land sales in the fourth quarter of 2018.
Note on forward-looking information
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to our operations, priorities and plans, anticipated financial performance, including our preliminary third quarter 2018 results, 2018 full-year guidance, financial targets for 2018-2020 and related key assumptions, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning estimates, expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", “estimates”, "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. To the extent that CP has provided guidance using non-GAAP financial measures, the Company may not be able to provide a reconciliation to a GAAP measure, due to unknown variables and uncertainty related to future results.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: the above-noted key assumptions for 2018-2020 targets, anticipated land sales in 2018,  changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
Non-GAAP Measures
The Company presents non-GAAP measures to provide a basis for evaluating underlying earnings trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.
Non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information presented in accordance with GAAP.
Adjusted Performance Measure – Adjusted Diluted Earnings Per Share
The Company uses adjusted diluted EPS to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. This non-GAAP measure is presented in this news release. Adjusted diluted EPS provides meaningful supplemental information regarding operating results because it excludes certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, adjusted diluted EPS may provide insight to investors and other external users of the Company's consolidated financial information.
The significant item that impacted preliminary reported diluted EPS for the three months ended September 30, 2018 was a net non-cash gain of no greater than $41 million ($36 million after deferred tax(1)) or approximately $0.25 diluted EPS due to foreign exchange (“FX”) translation of the Company's U.S dollar denominated debt.

(1) The tax effect of the adjustment was calculated as the pretax effect of the adjustment multiplied by the applicable tax rate of 13.43%.

Reconciliation of GAAP Performance Measures to Non-GAAP Performance Measures
Adjusted diluted EPS income is calculated using Net income as reported on a GAAP basis less significant items, divided by the weighted-average diluted shares outstanding during the period as determined in accordance with GAAP.
The following description reconciles diluted EPS, the most directly comparable measure presented in accordance with GAAP, to adjusted diluted EPS, the non-GAAP measures presented in this news release.
Reported diluted EPS, which includes an expected gain due to FX translation of the Company’s U.S. dollar-denominated debt of approximately $0.25, is expected to be approximately $4.35. Adjusted diluted EPS, which excludes this gain, is expected to be approximately $4.10.
The adjusted diluted EPS for 2017 of $11.39 is described and reconciled to reported diluted EPS for 2017 of $16.44, the nearest GAAP measure, under “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Reconciliation of GAAP Performance Measures to Non-GAAP Performance Measures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Although CP has provided a forward-looking non-GAAP measure, adjusted diluted EPS, it is not practicable to provide a reconciliation to a forward-looking reported diluted EPS, the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In past years, CP has recognized significant asset impairment charges, management transition costs related to senior executives and charges or recoveries resulting from tax rate changes. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CP’s adjusted diluted EPS. Additionally, the Canadian-to-U.S. dollar exchange rate is unpredictable and can have a significant impact on CP’s reported results but may be excluded from CP’s adjusted diluted EPS. In particular, CP’s 2018 adjusted diluted EPS excludes FX impact of translating the Company’s U.S. dollar denominated long-term debt and a deferred income tax recovery from changes in Iowa and Missouri corporate income tax rates.
About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR
Contacts:
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Jeremy Berry
Tel: 403-319-6227
Jeremy_Berry@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community

Maeghan Albiston
Tel: 403-319-3591
investor@cpr.ca